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                                                                    Exhibit 23.4

                 [LETTERHEAD OF RICHARDS BUTLER APPEARS HERE]



30th July, 1998

BY HAND
-------

Peak International Limited
Unit 4, 5 & 7
37/F, Wharf Cable Tower
9 Hoi Shing Road
Tsuen Wan
New Territories
Attn: Mr. Jerry Mo
------------------

Dear Sirs,

Peak International Limited - Registration Statement - Consent
-------------------------------------------------------------

We refer to the registration statement of Peak International Limited on Form S-8 dated July 30, 1998 (the "Registration Statement").

We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the use of our name under the captions "Enforcement of Civil Liabilities", and "Legal Matters" in the prospectus contained in the registration statement on Form F-1 (No. 333-53925) incorporated by reference in the Company's Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours faithfully,

/s/ Richards Butler

RICHARDS BUTLER